EXHIBIT 10.13


                             MANUFACTURING AGREEMENT

         AGREEMENT, made as of this 26th day of September, 1996, between MIT DEVELOPMENT CORPORATION, a corporation organized and existing under the laws of the State of Delaware, United States of America ("MIT"), and CHRONIMED, INC., a corporation with a principal place of business at 13911 Ridgedale Drive, Suite 250, Minnetonka, Minnesota 55305 ("CHRONIMED").

         WHEREAS, CHRONIMED desires MIT to manufacture these certain blood glucose meters known as the CHRONIMED Supreme II System (including subsequent revisions of the Supreme II System) subject to the terms and conditions set forth herein; and

         WHEREAS, MIT is in the business of manufacturing certain blood glucose meters; and

         NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth below, the parties hereto agree as follows:


SECTIONS 1: DEFINITIONS

When used in this Agreement, the following terms will have the respective meanings stated below:

1.1 "Product(s)" means the CHRONIMED Supreme II System (including subsequent revisions of the Supreme II System) designed to read certain strips and determine blood glucose levels, to be manufactured by MIT or its subcontractors in accordance with the design developed by MIT and CHRONIMED.

1.2 "Dollar or $" means U.S. dollars, unless specifically indicated otherwise.

1.3      "Specifications" are attached as Amendment II

         SECTION II: MANUFACTURE SALE AND DESIGN

2.1 CHRONIMED hereby retains MIT as its exclusive manufacturer of the Product during the Term of this agreement. During the term of this Agreement and subject to the terms and conditions hereof, MIT agrees to manufacture and sell to CHRONIMED and CHRONIMED agrees to purchase from MIT, such Products as CHRONIMED may order pursuant to this Agreement.

2.2 MIT shall manufacture all Products in a good and workmanlike manner in accordance with the Specifications, and consistent with all applicable guidelines, laws, ordinances, rules, and regulations including, without limitation, those relating to Good Manufacturing Practices by the United States Food and Drug Administration (FDA). CHRONIMED shall have the full right to review MIT compliance with such applicable guidelines, laws, ordinances, rules, and regulations.


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2.3      MIT shall maintain records in accordance with the applicable guidelines, laws, rules, and regulations of the FDA relative to the manufacture, storage, and shipping of the Product, and any batch processing of the Products or Product components for a period of not less than two (2) years after the date of manufacture of the applicable Product or component

2.4 MIT shall not implement any change in the Products, components therefor, processes for producing Products or components, or design thereof without the prior written consent of CHRONIMED. In the case of immaterial changes or the substitution of components with equivalent or better performance, CHRONIMED's consent shall not be unreasonably withheld or delayed. In all other cases, CHRONIMED can withhold its consent in its sole discretion. To implement this Section, MIT shall inform CHRONIMED in writing of any change it desires to make involving the Product. CHRONIMED accept or reject such change and shall notify MIT of its decision within thirty (30) days of receipt of such notification. Failure to so inform MIT within forty-five (45) days of request shall constitute a default approval on behalf of CHRONIMED.

2.5 MIT shall be responsible for procuring, purchasing, and inventorying all such raw material, components, and spare parts and for inventorying Products produced therefrom, provided however that MIT shall not be held responsible for shortages of components from MIT vendors occasioned by circumstances beyond MIT control.

2.6 The design of the Product is a derivative of a design by MIT of several commercially available blood glucose meters not exclusive to CHRONIMED but proprietary to MIT. The algorithms as they relate to the look up of CHRONIMED standard curves are exclusive to CHRONIMED and owned by CHRONIMED. The case design as embodied in the Supreme II System (including subsequent revisions of the Supreme II System) and as detailed in the case drawings is owned by CHRONIMED. The tools owned by CHRONIMED are on the attached Appendix I. CHRONIMED shall be entitled to obtain the tools that it owns upon CHRONIMED's written request. In the event that the tools are not delivered to CHRONIMED within thirty
         (30) days of such request, CHRONIMED shall have the right to withhold royalties as described in Section 11.2, unless both parties agree that best efforts have been made to secure the tools and have been unsuccessful, or if both parties mutually agree that the related wear of the tools make the retrieval of such, financially unnecessary. The algorithms, the case design and any other aspects of the Supreme II System which are proprietary to CHRONIMED, as well as CHRONIMED's tooling, shall not be provided to or disclosed to any third party or used on behalf of any third party without the consent of CHRONIMED.


         SECTION III: PURCHASE PRICE

3.1 The purchase price for the first XXXXXX (XXX) Products will be built with OTP versions of the microprocessor and the purchase price will be XXX and XX/100 Dollars ($XXX) each. The next XXXXXX (XXX) Units purchased will have the purchase price of XXX and XX/100 ($XXX) provided that for these XXXXXX (XXX) units CHRONIMED orders at least XXXXXX (XXX) units per month.


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3.2      Provided that CHRONIMED gives orders sufficient to maintain an average monthly volume of at least XXXXX (XXX) Units per month, any units after the initial purchase of the aforementioned (Section 3.1) XXXXXX (XXX) units will be purchased at XXX and XX/100 Dollars ($XXX). If the Unit Volume is less than the XXXXXX (XXX) Units per month, then MIT and CHRONIMED will negotiate a price for applicable units above XXXXXXX
         (XXX) units based upon the estimated unit volume of the product to be manufactured. If the annual volume (using the calendar year) exceeds XXXXXX (XXX) Units per year, MIT and CHRONIMED will negotiate a new price reflecting a larger discount based upon the higher volume for future production forecasts and schedules.

3.3 In the event MIT and CHRONIMED are unable to reach an agreement in connection with any revised pricing, then the parties agree to be bound by arbitration as set forth in Section Twenty Two (XXII) of this agreement.

3.4 Notwithstanding the above, however, prices may be increased or decreased on a semi annual basis, based upon MIT or its subcontractors substantiated documentation of actual increase or decrease in materials, labor and overhead costs at the end of any given six months
         (6) period over the prices of the previous six months (6) period, provided, however, that in no event shall prices increase more than ten percent (10%) during any 12-month period. The parties will commence discussions for any such pricing increase or decrease within the thirty
         (30) day period preceding the end of the appropriate period.

SECTION IV: DELIVERY

4.1 MIT will deliver Products to a carrier on CHRONIMED's behalf, F.O.B. XXXXX, within thirty (30) days after the end of the month forecasted in CHRONIMED's relevant forecast set forth in Section VII. MIT will give CHRONIMED not less than twenty-four (24) hours prior notice of the date of each delivery of Products hereunder. MIT will also use its best commercially reasonable efforts to make weekly, or biweekly or monthly shipments of Products as requested by CHRONIMED.

4.2 MIT will, if requested by CHRONIMED, procure insurance on all shipments of Product to CHRONIMED and may, at its option, bill CHRONIMED separately or add the insurance to CHRONIMED's invoice. CHRONIMED shall pay all charges for shipping, freight, tariff, import duties, and delivery in the manner set forth in Section 6.1 a.


SECTION V: OUALITY ASSURANCE

5.1 MIT shall deliver to CHRONIMED, with each shipment of the Product, written certification that it has tested such shipment for Product compliance with Specifications and that each unit included in such shipment complies with such Specifications. CHRONIMED shall have thirty
         (30) calendar days from the date of receipt of each shipment of the Product to confirm conformity with the design and operating specifications. Any notice of rejection of any shipment of the Product or portion thereof must by given in writing and received by MIT within said thirty (30) day period or such shipment will be deemed to have been accepted.

5.3 In the event that any Product supplied is determined by or on behalf of CHRONIMED to fail to conform to the design per specifications in Amendment II, or to be in breach of the



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         warranty of Section 8.1, MIT agrees to provide CHRONIMED, at its discretion, with the following options to resolve the breach of warranty: non-payment for portion of shipment determined to be non-conforming, a credit on the next invoice for such defective Product, or to replace an equal amount of Product in the next shipment.

5.4 CHRONIMED agrees to comply with the disposition of Product as described in Section 5.3 at the advise and expense of MIT.

SECTION VI: PAYMENT

6.1 The purchase price referred to herein shall be due and payable in U.S. dollars to MIT within thirty (30) days after receipt of the Product shipment at CHRONIMED's Eden Prairie, MN distribution center. All amounts due past the due date shall carry interest at the rate of one percent (1%) per month. Failure to pay amounts due within ninety (90) days after the first due date shall constitute a material breach of this Agreement. In the event CHRONIMED fails to make any payment in accordance with this agreement, then CHRONIMED shall be responsible for all collections costs, including reasonable attorney fees.


SECTION VII: FORECASTS AND PRODUCTION TERMINATION

7.1 CHRONIMED shall provide MIT monthly with a rolling six (6) month pro forma forecast of its expected orders of Product for purposes of XXX inventory control. It is understood, and agreed to by CHRONIMED that subsequent monthly forecasts may change previously stated six (6) month forecasts. The aforementioned six month pro forma forecasts shall constitute a firm purchase order. All pro forma forecasts will be formalized sixty (60) days prior to execution date of the purchase order.

7.2 CHRONIMED reserves the right to cancel or stop production for any reason during the term of this Agreement provided CHRONIMED shall be responsible for the actual cost of all inventory, including components and sub-assemblies, fully assembled units, and for parts on order that cannot be terminated, unless the reason for termination of the Agreement is a result of the incoming quality control (IQC) production quality level (not field returns) being received by CHRONIMED. The IQC production quality control is a measure of the quality of received new product from MIT.

SECTION VIII: WARRANTY

8.1 MIT warrants that all Products will strictly conform to the design specifications, be free of defects, be in compliance with all applicable legal requirements and approvals, and be in good operating condition for a period of fifteen (15) months from the date of product receipt at CHRONIMED's distribution facility, and that CHRONIMED will receive good title thereto, free of all liens and encumbrances of any kind. This warranty will survive any delivery, acceptance, inspection or payment by CHRONIMED.

         MIT will replace defective Products or credit CHRONIMED for units which are defective and returned within the warranty period. In addition, MIT warrants that the facility and processes and other aspects of the manufacture of the Products now meet FDA's Good Manufacturing Practices
         (GMP) and will continue to fulfill FDA's GMP throughout the



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         term of this Agreement.

         SUPPLIER HEREBY DISCLAIMS ANY OTHER WARRANTIES. EXPRESS OR IMPLIED, WITH RESPECT TO THE QUALITY OF PRODUCT, INCLUDING WARRANTIES AS TO ITS MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE. XXX SHALL NOT BE RESPONSIBLE FOR ANY CONSEQUENTIAL DAMAGES IN CONNECTION WITH THE USE OF THE PRODUCTS.


SECTION IX: RISK OF LOSS

9.1 CHRONIMED will bear the risk of damage or deterioration loss of Products from the time Products are properly delivered by MIT into the possession of a carrier on CHRONIMED's behalf, F.O.B. Taiwan.


SECTION X: TERM AND EFFECTIVE DATE

10.1 This agreement is effective as of the date first above written and shall apply only to Products manufactured and shipped to CHRONIMED after its effective date. Unless earlier terminated in accordance with
         Section VII or XI, this Agreement will continue in effect for a term of three (3) years from the date hereof, and will automatically renew annually, unless notification of termination is provided by either side not less than forty-five (45) days before this Agreement would otherwise expire. In the event CHRONIMED terminates production in accordance with Section VII hereof, MIT's rights as exclusive manufacturer shall continue for the balance of the three (3) year term should CHRONIMED desire to purchase or have manufactured additional products.


SECTION XI: BREACH

11.1 Either party may terminate this agreement upon written notice to the other party if such other party fails to cure a material breach hereof within thirty (30) days after written notice thereof. or if said breach cannot be reasonably cured within thirty (30) days in which event the defaulting party shall have commenced to cure within such thirty (30) day period and shall diligently pursue such cure thereafter, the defaulting party shall have such additional time as me be reasonably required to cure such default. If CHRONIMED terminates this Agreement pursuant to this Section, CHRONIMED will be entitled to cancel all other orders for Products outstanding as of the date of termination upon notice to MIT provided, however, CHRONIMED shall be responsible for the actual cost for all inventory, components and sub-assemblies, fully assembled units, components and for parts on order that cannot be terminated unless MIT has materially breached this Agreement by providing CHRONIMED with Product that does not meet IQC production quality level, and fails to correct or resolve production performance issues in an appropriate period of time as agreed upon by both parties.


11.2 In the event of a termination of this Agreement, CHRONIMED may at its option, manufacture or have manufactured by a third party, the Supreme II product or a derivative thereof. In such event, CHRONIMED agrees to pay MIT a royalty of XXX Dollars ($XXX) per unit for the first XXX years after termination, and then XXX dollars ($XXX) in the XXX year, XXX dollars ($XXX) in the XXX year, XXX dollars ($XXX) in the XXX year, XXX dollars ($XXX) in the XXX year and XXX dollars ($XXX) per unit royalty thereafter.



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         Under the conditions expressed in Section 2.6, MIT will transfer all tool and assembly techniques to CHRONIMED.


SECTION XII: SUPPORT

12.1 MIT will provide CHRONIMED with two (2) Calibrations Stations free of charge. These Calibrations Stations will consist of a test platform and conditioning electronics. CHRONIMED must supply the personal computers to operate the calibrators. MIT will also supply calibration equipment as described above to large customers of CHRONIMED when agreed upon between MIT and CHRONIMED.


SECTION XIII: SURVIVAL OF OBLIGATIONS

13.1 The expiration or earlier termination of this agreement will not operate to release either party hereto from any liability which has already accrued to the other party as of the date of expiration or termination or which may thereafter accrue in respect of an act or omission occurring prior to expiration or termination.


SECTION XIV: INDEMNIFICATION

14.1 CHRONIMED agrees to indemnify, defend and hold harmless MIT, its successors, assigns, subcontractors, agents, employees, stockholders, officers, directors, affiliates and subsidiary corporations (collectively the "Indemnified Parties") from and against any and all claims, costs, demands, liabilities, judgments, losses, damages (including consequential damages) and expenses of whatever nature, whether brought against MIT, CHRONIMED or both, including reasonable attorney's fees arising out of CHRONIMED's sale, use manufacture, assembly, use or application of the Product, except in the event of litigation against CHRONIMED concerning the Product, then MIT will provide to CHRONIMED expert witness testimony, documentation and such support, as may be reasonably within MIT's control.

         Without limiting the foregoing, CHRONIMED's indemnity shall include any types of actions brought, whether against MIT or CHRONIMED, including any product liability claims, patent or similar type infringement claims or for violation of any Federal, State or local law, statute or regulation, including those yet to be enacted, relative to the Supreme II product or a derivative thereof.

14.2 MIT agrees to indemnify, defend and hold harmless CHRONIMED, its successors, subcontractors, agents, employees, officers and directors, from and against any and all claims, costs, demands, liabilities, losses, damages (including consequential damages) and expenses of whatever nature, including reasonable attorney's fees {collectively "Losses") arising out of or due to latent defects of the Product which MIT knowingly manufactured for financial gain, or other reasons.


SECTION XV: FORCE MAJEURE

15.1 No party hereto will be liable to any other party for any failure or delay of performance or other consequence which is due to any act of God, act of government, war, civil disturbance or other cause beyond such party's reasonable control and power to remedy, or any strike or labor dispute or disruption of transportation, whether or not such party is capable of resolving the problem by the payment of money.



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SECTION XVI: NON-WAIVER

16.1 The waiver, express or implied, by either party of any right hereunder, will not constitute a waiver of any other right.


SECTION XVII: AMENDMENT

17.1 No amendment of this agreement will be effective unless reduced to a writing executed by the duly authorized representatives of both parties hereto.


SECTION XVIIL ASSIGNMENT

18.1 The rights and liabilities of the parties shall bind and inure to the benefit of their respective successors and assigns provided, however, MIT may not assign its rights or delegate its obligations hereunder without the prior consent of CHRONIMED (which consent shall not be unreasonably withheld) and any such purported assignment or delegation, in the absence of such consent, will be void and without effect. CHRONIMED agrees, however, that the assembly or manufacture of the Product may be performed by subcontractors of MIT provided that any such subcontractors must meet all GMP standards, and design specifications as set forth in Amendment II.



SECTION IXX: SEVERABILITY

19.1 Any provision of this agreement which is finally determined by a competent court or governmental agency to be prohibited or unenforceable in any jurisdiction will, as to such provision and jurisdiction only, be deemed severed to the extent of such prohibition and unenforceability and, subject to such severance, this agreement will continue in effect in accordance with its other terms and conditions.


SECTION XX: NOTICES

20.1 Any notice or other communications required or permitted hereunder shall be sufficiently given if delivered in person or sent by facsimile transmission or telex (promptly confirmed by registered or certified mail as provided herein) or by registered or certified mail, postage prepaid, addressed as follows:

                  If to CHRONIMED:
                  ---------------
                  13911 Ridgedale Drive
                  Suite 250
                  Minnetonka, Minnesota 55305

                  Attention: Medical Products Division - Sr. Vice President Fax No.: (612) 541-4969

                  If to MIT:
                  ---------
                  MIT Development Corporation
                  131 Danbury Road
                  Wilton, Connecticut 06897


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                  Attention: President Fax No.: (203)846-4003

                  or such address as shall be furnished in writing by any such party, and such notice or communication shall be deemed to have been given as of the date so delivered, sent by facsimile transmission or telex and shall be deemed to have been given on the date so mailed.


SECTION XXI: GOVERNING LAW

21.1 The validity, construction and performance of this agreement will be governed by and interpreted in accordance with the laws of the State of Connecticut, United States of America (excluding its law of conflict of laws).


SECTION XXII: ARBITRATION

22.1 Any controversy or claim arising out of or relating to this agreement or any claimed breach thereof shall be settled by arbitration in accordance with the rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The arbitration proceedings shall take place in the State of Connecticut, United States of America.


SECTION XXIII: RELATIONSHIP OF PARTIES

23.1 MIT is an independent contractor and has and shall have no power to bind CHRONIMED or to assume or create any obligation or responsibility, express or implied, on behalf of CHRONIMED or in its name. Nothing herein contained shall be construed as constituting, either party the agent, partner or co-venturer of the other party.


SECTION XXIV: ENTIRE AGREEMENT

24.1 This agreement and its Exhibits incorporates all prior oral and written communications between the parties with respect to the subject matter hereof and, as such, supersedes all such prior oral and written communications concerning, and constitutes the sole and exclusive understanding between the parties with respect to, the subject matter hereof, except to the extent that the First Manufacturing Agreement applies to Products shipped before the effective date hereof.

         IN WITNESS WHEREOF, CHRONIMED and MIT have caused this agreement to be executed by their duly authorized representatives as of the date first above written.

         MIT Development Corporation            CHRONIMED INC.


         By                                     By

         Its                                    Its

         Date                                   Date